  Exhibit 10.8
INTERNATIONAL MANUFACTURING and SALES AGREEMENT

Date. November 6th, 2015	Revised: June 8, 2016
Between:
Cambridge Towel Company Inc., a corporation organized under the laws of Canada, having its office at 450 Dobbie Drive Cambridge, Ontario N1T 1S7 (hereinafter referred to as “CTC”), and:
Sterling Sports LLC, a limited liability company organized under the laws of the State of Florida having its office at 6632 Telegraph Rd. #371 Bloomfield Hills, Michigan 48301 (hereinafter referred to as “the Company”) (and collectively “parties”). EIN Number 47-5229537.
It is agreed as follows:
1.
APPOINTMENT
1.1
The Company appoints CTC to exclusively manufacture the products set forth on Exhibit 1 (the “Products”), except in the case of circumstances outlined in 1.2 below, for purchase by the Company for re-sale to professional and collegiate athletics program customers in the United States and other customers as mutually agreed between CTC and the Company, at prices to be mutually determined by the parties and as adjusted periodically for manufacturing cost changes as required. The Products will include Silver Anti-Microbial yarn designed to retard the advance of bacteria, and which is manufactured and prepaid by the Company (the “Materials”) and delivered to CTC for manufacture.
1.2
In the event that the Company acquires a significant customer that specifically requires Products “Made in the United States” using the Materials, such that CTC is therefore precluded from manufacturing the Products for such customer, the Company may, with the reasonable assistance of CTC, select an alternate US manufacturer for such customer order. Should this occur, the Company, in addition to paying CTC any reasonable out-of-pocket expenses incurred in assisting with the alternate manufacturer facilitation, if applicable, will pay CTC a fee of [omitted, provided separately to the S.E.C.]% using the “Towel Cost from CTC” amount from Exhibit 2 herein for derivation, payable according to the provisions of 8.3 herein.

1.3
The Company also agrees to deliver Materials to CTC, prepaid by the Company, for inclusion in Products which CTC will have the right to market and sell to hotels, the retail trade, healthcare facilities, other traditional and non-traditional users of terry products in Canada and the United States (the “Territory”) and additionally, to professional and collegiate athletics program customers in the United States as mutually agreed with the Company. The parties agree to share customer call intentions and details on a frequent basis (ie. Bi-weekly) in order to ensure that potential customer opportunities are pursued by only one of CTC or the Company; the one selected being the party with the highest potential of securing the business.
1.4
The Company will provide purchase orders for Products in form acceptable to CTC; purchase orders that CTC has the right to accept or reject based on credit, legal or other reasons. CTC’s normal shipping terms are FOB Hamilton or Cambridge Ontario. In preparing such purchase orders, the Company will coordinate delivery dates of Products for its customers based on information provided by CTC and CTC will use reasonable efforts to deliver Products by the dates set forth in such purchase orders. CTC will keep the Company apprised of estimated delivery dates and will promptly notify the Company of any expected delays. The Company will endeavour to provide CTC with a rolling ninety (90) day forecast of its requirements of Products realizing its significance to ensuring Product availability according to expectations. Similarly, giving due consideration to customer order commitments accepted by both the Company and CTC, CTC’s Material requirements will be provided to the Company on a similar basis.
1.5
This Agreement shall commence on the date written above and continue for an initial period of 60 months (the “Term”) unless terminated for cause as defined in Section 11. The parties must mutually agree to any extension of the Term.
1.6
The parties agree that CTC will be the exclusive manufacturer of Products including processing of the Materials and that all Products will carry labelling in form acceptable by both parties, subject to any approval required by the ultimate purchaser of the Products.
2.
OBLIGATIONS OF CTC
2.1
CTC shall maintain adequate product liability and general liability insurance and, if requested, shall provide evidence of same to the Company.
2.2
All Products must:
2.2.1
Fully comply with the order and with any specification, samples or patterns comprised in the order.
2.2.2
Be of high quality, comprise only suitable materials and be fit for the purposes for which they are supplied.

2.2.3
Comply with all applicable laws, regulations and standards including but not limited to fire, health and safety regulations.
3.
OBLIGATIONS OF THE COMPANY
3.1
The Company shall maintain adequate product liability and general liability insurance and if requested, shall provide evidence of same to CTC.
3.2
The Company represents and covenants that it has the authority to enter into this Agreement relating to the technology and intellectual property of the Materials (referred to as IP rights below) by virtue of a binding agreement with Noble Biomaterials, Inc. and that CTC’s use of the Materials in the manner contemplated in this Agreement will not violate any agreement, law, regulation or infringe on the rights of any other party. The Company will indemnify and hold CTC harmless from any damages, costs or expenses from a breach of this provision.
3.3
The Company appreciates the importance of marketing the Product features in order to optimize both its sales and sales by CTC in the Territory. The Company therefore commits to promoting features and benefits of the Materials with marketing materials including the use of brochures, magazines, media and television as appropriate. These promotional materials will be coordinated by the Company along with the marketing campaign and will closely coincide with the commencement of this Agreement and continue while this Agreement is in force.
3.4
The Company is solely responsible for the quality and performance of the Materials and any claim that is set forth concerning the impact of the Materials on the performance of the Products provided Products have been manufactured according to company specifications and have passed all compliance testing.
3.5
The Company realizes that as part of the normal manufacturing of first quality Products by CTC, certain Products will be classified as non-firsts (“seconds”) as part of the normal quality checking process done by CTC. Both the Company and CTC will take responsibility for the sale of such seconds, selling at prices below normal first quality sell prices however considerate of the high quality nature and image of the first quality Products.
3.5
The Company will indemnify and hold CTC harmless from any costs, damages or expenses relating to or arising from any failure of the Materials (and thus the Products) to attain any standard of performance or other metric as claimed by the Company.
4.
INSPECTION AND TESTING
Each party shall be given access to the location where the Materials are used and Products manufactured respectively, during ordinary working hours [8.30 am. to 3:00pm.] on any working day, on 3 working days’ notice to enable it to inspect and attend tests of the Products during manufacture. Inspection will not constitute acceptance of any Products or Materials by the Company or CTC, respectively.

5.
DELIVERY TERMS
5.1
All Products sold to the Company shall be freight-delivered in accordance with the details specified in the order; the standard shipping terms being FOB Hamilton or Cambridge, Ontario. When the delivery address is not known by the Company at the date of the order, or is changed, relevant details will be supplied to CTC as soon as reasonably practicable.
5.2
CTC will ensure that all Products are inspected before dispatch and that they are adequately and safely packaged to the best of their ability so as to avoid any damage or loss while in transit. A detailed packing list will accompany each delivery of Products to the Company. Reasonable advance notice of each delivery of Company’s orders shall be given in writing by CTC to the Company. The Company will be responsible for all Products from the time they are dispatched by CTC from its plant according to the freight instructions provided by the Company.
5.3
Shipment shall not constitute acceptance of any defect in any Product or relieve CTC of any of its obligations under this contract
6.
REJECTION OF PRODUCTS
6.1
The Company may reject any Products which are not in accordance with the order and the terms set out in this agreement by giving written notice specifying its reasons within 7 working days of delivery.
6.2
Company may cancel the order with respect to rejected Products or, at its option, require CTC to replace any rejected Products to Company’s reasonable satisfaction. Failure to replace within 60 working days shall entitle the Company to cancel the order for the rejected Products and recover its costs and losses from CTC under the terms of the indemnity set out at Clause 7 of this contract.
7.
WARRANTY AND INDEMNITY
7.1
CTC shall at Company’s written request, replace or repair to Company’s reasonable satisfaction, all Products in which any defect appears, within 60 working days from delivery.
7.2
CTC will keep the Company fully indemnified but only for the costs of the Products. CTC will not be responsible for any indirect, incidental or consequential damages or any costs or expenses of the Company.
8.
PRICES AND PAYMENT TERMS
8.1
The prices payable by the Company for Products under this contract shall be agreed in writing between the parties annually or at other agreed intervals. These prices are exclusive of sales and other taxes which may be payable in accordance with the Tax Laws in the countries where the Company and CTC are based.

8.2
The prices payable by Company are FOB 1817 Burlington Street East, Hamilton, Ontario, L8H 3L5 or FOB 450 Dobbie Drive Cambridge Ontario. These prices do not however reflect any Materials cost which are borne by the Company, special packaging which promotes the anti-microbial marketing aspects of the Product (ie. clam shell) nor do they include any provision for licensing fees payable to Noble Biomaterials, Inc. (“Noble”), the costs of which are the exclusive obligation of the Company.
8.3
CTC shall submit invoices before delivery dispatch of Products and, unless otherwise agreed in writing based on Company’s financial information provided to CTC and CTC’s ability to approve an adequate credit line for the Company, all Products shall be paid for prior to shipping dispatch by wire transfer. If a credit line is approved, the Company will pay CTC on a net 45 days basis including in-transit mail time.
8.4
For Products sold by CTC in accordance with paragraph 1.3 above, CTC will pay the Company a USD fee calculable and invoiced as outlined in 8.5 herein and in accordance with Exhibit 2 attached. Exhibit 2 will be updated periodically as required, but the fee for each of the Products gives consideration to a number of factors as outlined thereon including a Materials cost per pound as provided to CTC by the Company as well as prices as outlined in 8.1 above.
8.5
In order to pay the fee contemplated in 8.4 above, within ten days of each of its fiscal month ends, CTC will send the Company a summary detailing all of its prior month sales of Products and the calculation of the fee payable by CTC to the Company using the fee schedule per Appendix 2. The Company will use the summary and send an invoice to CTC that CTC will pay the Company by wire transfer within 20 days of the fiscal month-end date in which such sales occurred unless amounts are oweing and overdue by the Company to CTC, in which case the parties will resolve the issue expeditiously to allow payments by both parties accordingly.
9.
INTELLECTUAL PROPERTY
9.1
CTC acknowledges that all designs, specifications, trademarks, copyright, patents, know-how and other intellectual property rights in the Materials, (together referred to as “IP Rights”) are the property of Noble Biomaterials, Inc. and CTC shall not acquire any rights or benefit in such IP Rights under this contract, except a licence to use the IP Rights for the purpose of this contract.
9.2
CTC shall not either during this contract or at any time after its termination use or permit the use of any of the designs, brand, branding or other IP Rights of the Company for the manufacture of any Products, acknowledging ownership of same as that of the Company exclusively.
9.3
This Clause 9 shall survive the termination of this Agreement.
10.
CONFIDENTIALITY
10.1
All information supplied by either party to the other and identified as confidential shall be kept strictly confidential by the recipient and shall not be disclosed to any third party without the other’s prior written consent. Each party shall use its best efforts to ensure that all employees, consultants or other parties that are required to have access to any such information will be bound similarly.

10.2
All confidential information and documents supplied to either party shall be returned promptly to the supplying party on termination of this Agreement.
10.3
The obligations of confidentiality in this Agreement shall remain in force after expiry or termination of the Agreement however, they will not apply to information which becomes public knowledge through no fault of the disclosing party or are required to be disclosed by a court of competent jurisdiction or arbitrator.
11.
TERMINATION
11.1
Either party may terminate this contract by written notice to the other at any time if the other party:
11.1.1
Commits a breach of this Agreement and, in the case of a breach capable of remedy, it fails to remedy the breach within 60 working days of being requested to do so in writing.
11.1.2
Becomes insolvent, enters into a composition with its creditors or has an administrative receiver or liquidator appointed.
11.2
Upon termination of this Agreement, if applicable, the Company shall pay any and all monies then owing for its purchase of Products to CTC within 30 working days.
11.3
On termination of this Agreement, the Company shall be obliged to purchase at the prices then in effect, all stock of Products that it has ordered or forecasted including any work in process which CTC shall be permitted to convert into finished Products for similar purchase by the Company. Any Materials not required by CTC to complete any orders, forecasts or work in process shall be returned to the Company and any related purchase costs incurred by CTC for such Materials will be repaid by Company to CTC accordingly. The Company shall pay CTC for any amounts owing under this Section 11.3 within 60 days of the termination of the Agreement.
12.
NOTICES
All notices or submissions to be made or delivered by either party will be sent by U.S. first class mail, postage prepaid, overnight delivery service, or personally delivered to the appropriate party at its respective address set forth below;

The Company	Sterling Sports LLC
6632 Telegraph Rd #371 Bloomfield Hills Michigan, 48301
Attention Edward Suydam, Managing Partner Fax # 1-248-737-7849 Email; hoghead74@aol.com

CTC	Cambridge Towel Company Inc 450 Dobbie Drive Cambridge, Ontario N1R 5X9 Canada Attention Hugh Thompson, President and CEO Fax # 1-519-623-0449 Email; hugh thompson@cambridgetowel.com
13.
SUBCONTRACTING
Neither party shall sub-contract or assign this Agreement or any responsibility or duty hereunder without the consent of the other party.
14.
FORCE MAJEURE
Neither party shall be liable for default on the obligations derived from the present contract, nor shall be bound to compensate for damages, when such default is caused by proven Force Majeure.
15.
RESOLUTION OF DISAGREEMENT
Should any disagreement arise under this Agreement, the parties shall endeavour to reach an amicable agreement. Should an amicable solution not be reached, the parties may request that the matter be referred to persons of higher rank within their own organizations, with whom they shall meet at least once in order to analyze the disagreement and possible means of resolving it.
16.
APPLICABLE LAW AND COMPETENT JURISDICTION
The parties agreed to binding arbitration of any dispute according to the rules of the American Arbitration Association as in effect from time to time and shall hold such arbitration in New York City, NY
17.
LANGUAGE
The whole text of the present Agreement, as well as the documents derived from it, including those in the Exhibits, have been written in English and are therefore considered to be the only authentic text for all legal effects.
Both parties declare their conformity to the present contract, which is signed in 2 copies, each of which shall be considered an original.
In Witness whereof, the parties hereto have caused this Agreement to be executed as of the date first above written
For and on behalf of the Company	For and on behalf of CTC
STERLING SPORTS LLC	CAMBRIDGE TOWEL COMPANY INC

By:		By:
	(Signature)		(Signature)

Name:	Name:	DENNIS MORGAN
Title:	Title:	SR. VP. & CFO
Date:	Date:	June 8, 2016

EXHIBIT 1.
DESCRIPTION OF PRODUCTS TO BE MANUFACTURED BY CTC
(CLAUSE 1)

Products	Description
AntiMicrobial Towel Products and Bath Mats	All towels will be 100% Cotton Loops with Anti Microbial Yarn supplied to CTC, prepaid for by Sterling Sports.
Products will include the following as well as others added by mutual agreement between CTC and the Company.
Bathroom Towels
Kitchen Towels
Workout towels
Pet towels
Golf towels
Sports towels
EXHIBIT 2.
USD FEE SCHEDULE FOR PRODUCT SOLD BY CTC TO NON-COMPANY CUSTOMERS, PAYABLE TO THE COMPANY
(CLAUSE 8.4, 8.5)
See attached.

International Manufacturing and Sales Agreement
Exhibit 2 - USD Fee Schedule for Product Sold by CTC to Non-Company Customers, Payable to the Company
Updated 5/27/16

Description	Style	Size	lbs per Dozen	Units per lb Silver (1sts and 2nds)	Silver Cost perUnit using $***lb Note 2	Towel Cost from CTC (Note 1)	Total Raw Cost	***% Royalty	***% Financing on Silver	***% Profit	USD Fee Payable to Company

Dish Cloth	3562	12x12	1.00	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Face	3554	13x13	1.50	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Ftip	3559	12x18	2.00	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Kitchen Towel	3561	16x22	2.25	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Locker Scarf	3556	13x40	4.00	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Hand	3553	16x30	4.25	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Tubmat	3557	20x30	9.00	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Pet Towel		30x40	9.50	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Bath	3552	30x54	15.00	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Bath	3560	30x60	16.00	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Bathsheet	3555	35x66	18.00	[OMITTED	PROVIDED	SEPARATELY	TO	THE S.E.C.

Note 1: Towel Costs & Specs as provided to Company.
Note 2: Silver cost per lb of $10.35$[Omitted, provided separately to the S.E.C.] provided by Company 05/27/16

*** Omitted, provided separately to the S.E.C.